UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 12, 2013

Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas
(State or other jurisdiction of incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of principal executive offices)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 12, 2013, Steiner Leisure Limited (the "Company") held its 2013 annual meeting of shareholders (the "2013 Annual Meeting"). Below is a summary of the proposals and corresponding votes.

The first proposal was the election of two Class II directors to serve for terms of three years, until the Company's 2016 annual meeting of shareholders or until their successors are duly elected and take office, unless, prior to that date, they have resigned or otherwise left office. Both Class II directors were elected by the Company's shareholders, with each director receiving votes as follows:

Nominee	For	Withheld
Cynthia R. Cohen	12,846,182	189,633
Denise Dickins	12,846,123	189,692

There were 433,506 broker non-votes with respect to this proposal.

The second proposal was the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. The appointment was ratified by the Company's shareholders pursuant to the following vote:

For	Against	Abstain
13,425,643	41,697	1,981

There were no broker non-votes with respect to this proposal.

The third proposal was a non-binding advisory vote on the compensation of the executive officers of the Company named in the compensation tables in the Company's proxy statement for the 2013 Annual Meeting ("Say on Pay"). The Say on Pay proposal was approved by the Company's shareholders pursuant to the following vote:

For	Against	Abstain
12,950,777	82,373	2,665

There were 433,506 broker non-votes with respect to this proposal.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: June 17, 2013	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer